EXHIBIT 3.2

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

KORN/FERRY INTERNATIONAL

KORN/FERRY INTERNATIONAL, a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY as follows:

FIRST: The Restated Certificate of Incorporation of the Company (as amended theretofore from time to time and in effect on such date) (the “Certificate”) is hereby amended such that Article VI is amended and restated in its entirety to read as set forth below:

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of the majority of the voting power of the then outstanding voting stock of the Corporation shall be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

SECOND: The Certificate is hereby amended such that first paragraph of Article XIV is amended and restated in its entirety to read as set forth below:

No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of the stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

THIRD: The foregoing amendments to the Restated Certificate of Incorporation were duly adopted in accordance with the terms of Section 242 of the General Corporation Law.

[Signature page follows]

IN WITNESS WHEREOF, KORN/FERRY INTERNATIONAL has caused this certificate to be signed by its duly authorized officer on this 25 day of June, 2018.

KORN/FERRY INTERNATIONAL

By:	/s/ Jonathan Kuai
Name:	Jonathan Kuai
Title:	Corporate Secretary

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